                                                                   EXHIBIT 11.2

                               NOVA CORPORATION
                 COMPUTATION OF HISTORICAL EARNINGS PER SHARE

                                                                      Three Months Ended              Nine Months Ended
                                                                        September 30,                    September 30,
                                                                     1996         1997                 1996         1997
                                                                     ----         ----                 ----         ----
PRIMARY
Weighted average Common Stock outstanding during
    the period                                                      28,688,583   28,884,096           20,821,016    28,826,890
Cheap Stock (1)                                                              0            0                    0             0
Dilutive effect of common stock equivalents                          1,388,179    1,375,946            1,756,594     1,230,688
                                                                    ----------   ----------           ----------    ----------
     Total                                                          30,076,762   30,260,042           22,577,610    30,057,578
                                                                   ===========   ==========           ==========    ==========

Net income                                                         $ 2,369,000  $ 4,757,000          $ 4,923,000   $12,319,000
Less: Preferred Stock dividends                                              0            0           (1,486,000)            0
                                                                             -            -           ----------             -
 Net income available for Common Stock
   and common stock equivalents                                    $ 2,369,000  $ 4,757,000          $ 3,437,000    12,319,000
                                                                   ===========  ===========           ==========    ==========
Per share amount                                                         $0.08        $0.16                $0.15         $0.41
                                                                         =====        =====                =====         =====


FULLY DILUTED
Weighted average Common Stock outstanding during
    the period                                                      28,688,583   28,884,096           26,389,308    28,826,890

Cheap Stock (1)                                                              0            0                    0             0
Dilutive effect of common stock equivalents                          1,388,179    1,375,946            1,756,594     1,367,709
                                                                   -----------  -----------           ----------    ----------
     Total                                                          30,076,762   30,260,042           28,145,902    30,194,599
                                                                   ===========  ===========           ==========    ==========

Net income                                                        $ 2,369,000   $ 4,757,000          $ 4,923,000   $12,319,000
Less: Preferred Stock dividends                                             0             0            (230,000)             0
                                                                            -             -             -------              -

Net income available for Common Stock
   and common stock equivalents                                   $ 2,369,000   $ 4,757,000          $ 4,693,000   $12,319,000
                                                                   ==========   ===========           ==========    ==========
 Per share amount                                                       $0.08         $0.16                $0.17         $0.41
                                                                        =====         =====                =====         =====

__________

(1) Pursuant to Securities and Exchange Commission Accounting Bulletin No. 83, common stock and common stock equivalents issued at prices below the initial public offering price per share ("Cheap Stock") during the twelve months immediately preceding the initial filing date of the Company's Registration Statement for its public offering have been included as outstanding for all periods presented.

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